The Eyetech Pharmaceutical Pipeline and Target Discovery Anthony P. Adamis, M.D. Chief Scientific Officer Executive Vice President, Research and Development Errol De Souza, Ph.D. [Not Included] President and Chief Executive Officer Archemix Corp. David T. Shima, Ph.D. Senior Vice President, Research and Strategic Development

AMD AMD AMD Macugen Target ICAM Signal +PDT for AMD Diabetic Retinopathy Glaucoma Scarring Retinal Vein Occlusion Oncology Drug Delivery Pre-Clinical Development Phase I Phase II Phase III/IIIb/IV Commercialized Lead Optimization Exploratory Diabetic Macular Edema Target TGF-^ E10030 (Anti- PDGF) Proliferative Vitreoretinopathy AMD Scarring AMD Diabetic Retinopathy Glaucoma Eyetech Pipeline PVR

Eyetech's Ongoing Drug Development Pipeline Combination therapies Macugen with photodynamic therapy (PDT) Anti-VEGF compound with an anti-PDGF-B (platelet- derived growth factor-B) compound Macugen - Cancer Target TGF-^ project - ocular scarring Target ICAM project - diabetic retinopathy

Eyetech's Ongoing Drug Development Pipeline Combination therapies Macugen with photodynamic therapy (PDT) Anti-VEGF compound with an anti-PDGF-B (platelet- derived growth factor-B) compound Macugen - Cancer Target TGF-^ project - ocular scarring Target ICAM project - diabetic retinopathy

Using an Anti-VEGF Compound in Conjunction with an Anti-PDGF Compound Pericytes Endothelial Cells Anti-pericyte Anti-endothelium

Using an Anti-VEGF Compound in Conjunction with an Anti-PDGF Compound 0 20 40 60 80 Neo-vessels D0-10 Maturing vessels D10-20 Stable vessels D14-28 % effect of treatment Macugen Macugen Macugen + aPDGF + a PDGF + aPDGF

Using an Anti-VEGF Compound in Conjunction with an Anti-PDGF Compound dA dG dT fU fC mA mG dA dC dC dG dC mG dA fC dA dC mG dT dG fU fC fU mG fC dA dA dT dG 5' 3' [3'T] EC/pericyte Anti-PDGFB (Day 20) EC/pericyte Control ( Day 20)

VEGF/PDGF aptamer inhibition regresses vessels -40 -30 -20 -10 0 10 20 30 40 D20 Ct E10030 Macugen Combination Change of % Area to Day 10% § P< 0.0001 Day 10 Day 20

Eyetech's Ongoing Drug Development Pipeline Combination therapies Macugen with photodynamic therapy (PDT) Anti-VEGF compound with an anti-PDGF-B (platelet- derived growth factor-B) compound Macugen - Cancer Target TGF-^ project - ocular scarring Target ICAM project - diabetic retinopathy

Macugen for Cancer Leverage Macugen (VEGF) and drug delivery expertise Exploit Macugen properties: formulation; proven target; proven safety Proof of Concept in 2005: Out-license/Collaboration

Anti-Tumor Efficacy of Systemic Macugen in an Established Rhabdomyosarcoma Xenograft Model 0 500 1000 1500 2000 2500 3000 3500 4000 0 5 10 15 20 Day Mean Tumor Volume (mm3) Macugen -- 10 mg/kg QD Anti-VEGF mAb 100 ug 2X weekly PBS Control QD

Local Tumor Therapy Glioblastoma

Eyetech's Ongoing Drug Development Pipeline Combination therapies Macugen with photodynamic therapy (PDT) Anti-VEGF compound with an anti-PDGF-B (platelet- derived growth factor-B) compound Macugen - Cancer Target TGF-^ project - ocular scarring Target ICAM project - diabetic retinopathy

Target TGFb2 Project: Glaucoma Surgery Adjunct Post-operative scar formation is a major problem in glaucoma surgery >150K surgeries/year in U.S. ~$200-300M/year Role in PVR

Eyetech's Ongoing Drug Development Pipeline Combination therapies Macugen with photodynamic therapy (PDT) Anti-VEGF compound with an anti-PDGF-B (platelet- derived growth factor-B) compound Macugen - Cancer Target TGF-^ project - ocular scarring Target ICAM project - diabetic retinopathy

Highly validated pathway ICAM-1 Large unmet need: 5.3 million with diabetic retinopathy in U.S. No approved drugs Role in AMD Target ICAM project: Diabetic Retinopathy

The Future Looks Bright

Questions

David R. Guyer M.D. Chief Executive Officer Vision Day June 22, 2005

eyetech vision day june 22, 2005